UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2006

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification No.)
or organization)

20245 SW 95th Avenue
Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (503) 692-8001

Former name or former address if changed since last report:

No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOJECT MEDICAL TECHNOLOGIES INC.
FORM 8-K
INDEX

Item	Description

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01	Financial Statements and Exhibits

Signatures

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 18, 2006, Mr. James C. O’Shea, the Company’s President and Chief Executive Officer, informed Bioject Medical Technologies Inc. (“Bioject”) that he will retire on December 31, 2006. Bioject filed a Current Report on Form 8-K on October 20, 2006 disclosing this event and that Bioject and Mr. O’Shea were expected to enter into a Transition and Separation Agreement.

On November 14, 2006, Bioject entered into a Transition and Separation Agreement (the “Agreement”) with Mr. O’Shea. Pursuant to the Agreement, Mr. O’Shea will be available to respond to reasonable request by the officers or directors of Bioject and to consult regarding the affairs of Bioject for the period from January 1, 2007 to December 31, 2007. Mr. O’Shea will receive separation pay of $371,258, less applicable taxes and withholdings, payable in equal bi-weekly installments from January 1, 2007 through December 31, 2007. Bioject will also pay for Mr. O’Shea’s health insurance premiums for the period from January 1, 2007 through December 31, 2007. In addition, any outstanding, but unvested stock options and unvested non-performance based restricted stock awards as of December 31, 2006 will become fully vested. Based upon achievement of certain performance criteria, up to 330,000 restricted stock awards will vest on December 31, 2006.  Such stock options will remain exercisable through December 31, 2008.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith and this list is intended to constitute the exhibit index:

10.1                           Transition and Retirement Agreement, effective as of December 31, 2006, between Bioject Medical Technologies Inc. and James C.  O’Shea.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2006	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ CHRISTINE M. FARRELL
Christine M. Farrell
Vice President of Finance
(Principal Financial and Accounting Officer)